Exhibit 99.1
Blackbaud, Inc. Announces Third Quarter 2006 Results and Fourth Quarter 2006 Dividend
CHARLESTON, S.C., October 30, 2006 — Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter, ended September 30, 2006.
For the quarter ended September 30, 2006, Blackbaud reported total revenue of $49.9 million, an increase of 16% compared with the third quarter of 2005. License revenue increased 7% to $7.8 million, services revenue increased 17% to $17.0 million, and maintenance and subscriptions revenue increased 18% to $23.7 million over the comparable period.
Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are pleased with the Company’s performance in the third quarter, highlighted by better-than-expected revenue and profitability. The Raiser’s Edge® drove sales of our core solutions to their highest quarterly growth rate in the past two years, while continued interest in our newer offerings helped us achieve growth of over 50% in sales of those new solutions.” Chardon continued, “We were pleased to sign our first early adopter for an exciting new offering that we plan to deliver in the first half of 2007. Early customer response to our strategic direction has been positive, and we are investing in several initiatives that we believe will expand our market opportunity and enable Blackbaud to sustain its solid growth track record.”
Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $13.7 million and $8.5 million, respectively, for the third quarter of 2006 compared with income from operations of $10.7 million and net income of $7.7 million in the same period last year. GAAP fully diluted earnings per share were $0.19 for the quarter ended September 30, 2006, compared with $0.17 in the same period last year.
For the quarter ended September 30, 2006, non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations and certain state tax credits, was $15.8 million, an increase of 28% compared with the same period last year. Non-GAAP net income was $9.9 million for the quarter ended September 30, 2006, an increase of 30% compared to the same period last year. Non-GAAP fully diluted earnings per share were $0.22 for the quarter ended September 30, 2006, an increase of 29% compared with $0.17 in the same period last year. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Blackbaud had cash and cash equivalents of $54.3 million at September 30, 2006, an increase of $23.3 million compared to the end of the prior quarter. The increase in cash was primarily the result of strong cash flow from operations.
Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “A strong revenue performance, the highest quarterly gross margin since Blackbaud went public over two years ago and a continued focus on operational excellence drove a record quarterly non-GAAP operating margin of 32% in the third quarter. Our business momentum remains strong and we are optimistic about our outlook as we approach the new year.”
Fourth Quarter Dividend
Blackbaud announced today that its Board of Directors has declared a fourth quarter dividend of $0.07 per share payable on December 15, 2006 to stockholders of record on November 28, 2006.
Conference Call Details
Blackbaud will host a conference call today, October 30, 2006, at 5:00 p.m. (EST) to discuss the Company’s financial results, operations and related matters. To access this call, dial 800-811-8824 (domestic) or 913-981-4903 (international). A replay of this conference call will be available through November 6, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9233324. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.

About Blackbaud
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. More than 15,000 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the Lincoln Center, and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence, Web site management, school administration, and ticketing. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge®, Blackbaud® NetCommunity™, The Information Edge™, The Researcher’s Edge™, WealthPoint™, and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Toronto, Ontario; Glasgow, Scotland; London, England; and Sydney, Australia. For more information, visit www.blackbaud.com.
Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Patron Edge, Blackbaud NetCommunity, The Information Edge, The Researcher’s Edge, WealthPoint, and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.
Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; adoption of our products and services by nonprofits; risk associated with management of growth; risk associated with the ability to attract and retain key personnel; successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; risks related to our dividend policy and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends and stock repurchases; risk associated with product concentration; economic conditions and seasonality; competition; risks associated with management of growth; risks associated with acquisitions; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross profit, non-GAAP operating income and margin, non-GAAP net income and non-GAAP fully diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with amortization of intangibles arising from business combinations, stock-based compensation expense and certain adjustments to our deferred tax asset.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
203-682-8200
MEDIA CONTACT:
Melanie Milonas
Blackbaud, Inc.
melanie.milonas@blackbaud.com
843.216.6200 x3307
SOURCE: Blackbaud, Inc.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

	September 30,	December 31,
(in thousands, except share amounts)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$54,261	$22,683
Cash, restricted	513	—
Accounts receivable, net of allowance of $1,291 and $1,100, respectively	29,816	25,577
Prepaid expenses and other current assets	8,608	8,741
Deferred tax asset, current portion	4,127	7,600

Total current assets	97,325	64,601
Property and equipment, net	8,964	8,700
Deferred tax asset	66,070	71,487
Goodwill	2,408	2,208
Intangible assets, net	8,102	396
Other assets	56	106

Total assets	$182,925	$147,498

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$4,105	$4,683
Accrued expenses and other current liabilities	16,135	15,806
Deferred acquisition costs, current portion	513	—
Deferred revenue	71,573	59,459

Total current liabilities	92,326	79,948
Deferred acquisition costs, long-term portion	270	—
Long-term deferred revenue	1,564	1,279

Total liabilities	94,160	81,227

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 48,687,310 and 47,529,836 shares issued at September 30, 2006 and December 31, 2005, respectively	49	48
Additional paid-in capital	84,597	73,583
Deferred compensation	—	(6,497)
Treasury stock, at cost; 4,711,144 and 4,267,313 shares at September 30, 2006 and December 31, 2005, respectively	(68,738)	(60,902)
Accumulated other comprehensive income	181	92
Retained earnings	72,676	59,947

Total stockholders’ equity	88,765	66,271

Total liabilities and stockholders’ equity	$182,925	$147,498

Blackbaud, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2006	2005	2006	2005

Revenue
License fees	$7,826	$7,291	$24,281	$22,063
Services	17,014	14,486	46,423	40,070
Maintenance	20,838	18,110	60,079	52,752
Subscriptions	2,839	1,895	7,625	5,028
Other revenue	1,373	1,362	3,991	3,442

Total revenue	49,890	43,144	142,399	123,355

Cost of revenue
Cost of license fees	514	1,080	1,694	3,166
Cost of services (of which $122, $55, $402 and $229 in the three months ended September 30, 2006 and 2005 and in the nine months ended September 30, 2006 and 2005, respectively, was stock-based compensation expense)	8,641	7,375	24,899	20,988
Cost of maintenance (of which $26, $6, $84 and $28 in the three months ended September 30, 2006 and 2005 and in the nine months ended September 30, 2006 and 2005, respectively, was stock-based compensation expense)	3,272	2,643	9,930	7,947
Cost of subscriptions (of which $4, $0, $13 and $0 in the three months ended September 30, 2006 and 2005 and in the nine months ended September 30, 2006 and 2005, respectively, was stock-based compensation expense)	658	292	1,775	1,126
Cost of other revenue	1,246	1,171	3,751	3,106

Total cost of revenue	14,331	12,561	42,049	36,333

Gross profit	35,559	30,583	100,350	87,022

Operating expenses
Sales and marketing (of which $193, $38, $633 and $182 in the three months ended September 30, 2006 and 2005 and in the nine months ended September 30, 2006 and 2005, respectively, was stock-based compensation expense)	10,251	8,634	30,072	25,272
Research and development (of which $183, $22, $562 and $119 in the three months ended September 30, 2006 and 2005 and in the nine months ended September 30, 2006 and 2005, respectively, was stock-based compensation expense)	5,742	5,331	17,652	15,758
General and administrative (of which $1,396, $1,486, $4,206 and $(3,271) in the three months ended September 30, 2006 and 2005 and in the nine months ended September 30, 2006 and 2005, respectively, was stock-based compensation expense (benefit))	5,716	5,891	16,804	8,975
Amortization	190	10	509	10

Total operating expenses	21,899	19,866	65,037	50,015

Income from operations	13,660	10,717	35,313	37,007
Interest income	492	190	865	770
Interest expense	(12)	(12)	(36)	(37)
Other (expense) income, net	(64)	(32)	(196)	(34)

Income before provision for income taxes	14,076	10,863	35,946	37,706
Income tax provision	5,573	3,143	14,043	10,592

Net income	$8,503	$7,720	$21,903	$27,114

Earnings per share
Basic	$0.20	$0.18	$0.51	$0.64
Diluted	$0.19	$0.17	$0.49	$0.58

Common shares and equivalents outstanding
Basic weighted average shares	43,438,730	41,961,726	43,182,585	42,628,278
Diluted weighted average shares	44,679,274	45,017,221	44,589,575	46,676,356
Dividends per share	$0.07	$0.05	$0.21	$0.15

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Nine months ended
	September 30,
(in thousands)	2006	2005

Cash flows from operating activities
Net income	$21,903	$27,114
Adjustments to reconcile net income to net provided by cash provided by operating activities
Depreciation and amortization	2,693	2,026
Provision for doubtful accounts and sales returns	1,080	711
Stock-based compensation expense (benefit)	5,900	(2,404)
Amortization of deferred financing fees	36	36
Deferred taxes	8,445	11,613
Excess tax benefit on exercise of stock options	—	6,033
Changes in assets and liabilities, net of acquisition
Accounts receivable	(4,871)	(3,427)
Prepaid expenses and other assets	161	(9,963)
Trade accounts payable	(593)	96
Accrued expenses and other current liabilities	178	(1,203)
Deferred revenue	10,428	8,452

Total adjustments	23,457	11,970

Net cash provided by operating activities	45,360	39,084

Cash flows from investing activities
Purchase of property and equipment	(2,294)	(2,223)
Purchase of net assets of acquired companies	(6,095)	(938)

Net cash used in investing activities	(8,389)	(3,161)

Cash flows from financing activities
Payments on capital lease obligations	—	(44)
Proceeds from exercise of stock options	6,044	5,475
Excess tax benefit on exercise of stock options	5,568	—
Purchase of treasury stock	(7,836)	(56,229)
Dividend payments to stockholders	(9,174)	(6,380)

Net cash used in financing activities	(5,398)	(57,178)

Effect of exchange rate on cash and cash equivalents	5	(186)

Net increase in cash and cash equivalents	31,578	(21,441)
Cash and cash equivalents, beginning of period	22,683	42,144

Cash and cash equivalents, end of period	$54,261	$20,703

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

GAAP revenue	$49,890	$43,144	$142,399	$123,355

GAAP gross profit	$35,559	$30,583	$100,350	$87,022

Non-GAAP adjustments:
Add back: Stock-based compensation expense — options	45	61	177	257
Add back: Stock-based compensation expense — restricted stock	107	—	322	—

Non-GAAP gross profit	$35,711	$30,644	$100,849	$87,279

Non-GAAP gross profit	72%	71%	71%	71%

GAAP income from operations	$13,660	$10,717	$35,313	$37,007
Non-GAAP adjustments:
Add back: Stock-based compensation expense (benefit) — options	1,462	1,569	4,504	(2,751)
Add back: Stock-based compensation expense — restricted stock	462	38	1,396	38
Add back: Amortization of intangibles from business combinations	190	10	509	10

Total Non-GAAP adjustments	2,114	1,617	6,409	(2,703)

Non-GAAP income from operations	$15,774	$12,334	$41,722	$34,304

Non-GAAP operating margin	32%	29%	29%	28%

GAAP net income	$8,503	$7,720	$21,903	$27,114
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	2,114	1,617	6,409	(2,703)
Add back: Tax impact related to Non-GAAP adjustments	(741)	(1,725)	(2,476)	(3,060)

Non-GAAP net income	$9,876	$7,612	$25,836	$21,351

GAAP shares used in computing diluted earnings per share	44,679	45,017	44,590	46,676
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	300	(433)	300	(694)

Shares used in computing Non-GAAP diluted earnings per share	44,979	44,584	44,890	45,982

Non-GAAP diluted earnings per share	$0.22	$0.17	$0.58	$0.46